SECURITIES AND EXCHANGE COMMISSION

                          Washington, DC 20549



                             Form 8-K

                          Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  July 3, 2001


                       Trans Global Services, Inc.
      (Exact name of Registrant as Specified in its Charter)
        Delaware                       0-23382               62-1544008
(State or other jurisdiction         (Commission           (IRS Employer
                of incorporation      File No.)            Identification No.)



       1393 Veterans Memorial Highway, Hauppauge, New York 11788
               (Address of Principal Executive Office)


  Registrant's telephone number, including area code: (631) 724-0006



























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Item  5.


We received notice from our current asset-based lender that the lender would be terminating our credit agreement effective on August 31, 2001. Although we are seeking alternative lending sources, we cannot give assurance that we will be successful in obtaining another financing source. If we are unable to obtain another financing source, our ability to continue in business would be severely impaired since we require financing in order to meet our payroll obligations.


















































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                              SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TRANS GLOBAL SERVICES, INC.

                                                     s/ Glen R. Charles
Date: July 20, 2001                                     Glen R. Charles
                                                     Chief Financial Officer